Exhibit 99.3

FORM OF INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER

Offer to exchange any and all outstanding 10.25% Senior Notes due 2018, issued on May 17, 2010
(CUSIP Nos. 55277B AA3, G59301 AA2; ISIN US55277BAA35, USG59301AA28),
for an equal principal amount of
10.25% Senior Notes due 2018 that have been registered under the
Securities Act of 1933, as amended
(CUSIP Nos.          ; ISIN          ),
pursuant to the prospectus dated          , 2010
of
MCE Finance Limited
with unconditional, full and irrevocable guarantees from
the Guarantors

To Our Clients:

Enclosed for your consideration is a Prospectus, dated          , 2010 (as the same may be amended, supplemented or modified from time to time, the ‘‘Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of MCE Finance Limited (the “Issuer”) and the guarantors listed on Annex A hereto (the “Guarantors”), to exchange the 10.25% Senior Notes due 2018 (the “Exchange Notes”), which are unconditionally, fully and irrevocably guaranteed by the Guarantors, and which have been registered under the Securities Act of 1933, as amended, for the 10.25% Senior Notes due 2018 (the “Initial Notes”), which are unconditionally, fully and irrevocably guaranteed by the Guarantors, and were issued on May 17, 2010, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer and the Guarantors contained in the Registration Rights Agreement, dated May 17, 2010, relating to the Initial Notes, by and among the Issuer, each Guarantor and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Initial Notes held by us for your account but not registered in your name. A tender of such Initial Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Initial Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2010, unless extended by the Issuer (such time and date as to the Exchange Offer, as the same may be extended, the “Expiration Date”). Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Initial Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus.

3. Any transfer taxes incident to the transfer of Initial Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on          , 2010, unless extended by the Issuer.

If you wish to have us tender your Initial Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Initial Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer with respect to their Initial Notes.

This will instruct you to tender the Initial Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The aggregate principal amount of Initial Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

$      of 10.25% Senior Notes due 2018.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐    To TENDER $      of Initial Notes held by you for the account of the undersigned (insert principal amount of Initial Notes to be tendered (if any)).

☐    NOT to TENDER any Initial Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Initial Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Initial Notes or Exchange Notes, (iii) neither the undersigned nor any such other person is an “affiliate,” as defined in Rule 144 under the Securities Act, of the Issuer or any Guarantor, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes, it represents that the Initial Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Dated:  , 2010

Signature(s):

Print name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Initial Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Initial Notes held by us for your account.

Annex A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization

Melco Crown Entertainment Limited	Cayman Islands
MPEL International Limited	Cayman Islands
Melco Crown Gaming (Macau) Limited	Macau Special Administrative Region of the People’s Republic of China
MPEL Nominee One Limited	Cayman Islands
MPEL Investments Limited	Cayman Islands
Altira Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Altira Developments Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Hotels Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Developments Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (Cafe) Limited	Macau Special Administrative Region of the People’s Republic of China
Golden Future (Management Services) Limited	Macau Special Administrative Region of the People’s Republic of China
MPEL (Delaware) LLC	Delaware
Melco Crown Hospitality and Services Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Retail Services Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown (COD) Ventures Limited	Macau Special Administrative Region of the People’s Republic of China
COD Theatre Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (HR) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (CT) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China
Melco Crown COD (GH) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China

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